EX-99.B9

                        BLAZZARD, GRODD & HASENAUER, P.C.
                       943 Post Road East * P.O. Box 5108
                        Westport, Connecticut 06881-5108
                                 (203) 226-7866
                                 (203) 454-4028


April 15, 1999


Board of Directors
Jackson National Life Insurance Company
5901 Executive Drive
Lansing, Michigan 48911

         Re:  Opinion of Counsel - Jackson National Separate Account-III

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 2 to a
Registration Statement on Form N-4 for the Individual Deferred Fixed and Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company and its separate account, Jackson National Separate Account-III.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

1. Jackson National Separate Account-III is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.



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Board of Directors
Jackson National Life Insurance Company
April 15, 1999
Page 2

We consent to the reference to our Firm under the caption  "Services"  contained
in  the  Statement  of  Additional   Information  which  forms  a  part  of  the
Registration Statement.

You may use this opinion letter, or a copy thereof, as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement.

                                            Sincerely,

                                            BLAZZARD, GRODD & HASENAUER, P.C.

                                            By:      /s/ Lynn Korman Stone
                                                  ------------------------------
                                                     Lynn Korman Stone